Exhibit 99.1

Media inquiries:

Lonny White or Elizabeth Scanlon

Scanlon Corporate Communications

312-372-4400

Investor inquiries:

Andrea Clegg

NightHawk Radiology Holdings, Inc.

866-402-4295 or 208-292-2818

aclegg@nighthawkrad.net

NightHawk Radiology Holdings, Inc. Announces Fourth Quarter and Full-Year 2005 Results

Coeur d’Alene, Idaho, March 9, 2006 – NightHawk Radiology Holdings, Inc. (Nasdaq: NHWK), a leading provider of nighttime and weekend emergency radiology services to radiology groups across the United States, today announced its financial results for the fourth quarter and full-year ended December 31, 2005. The company reported significantly higher revenues and operating income for both the quarter and the year compared to the comparable periods in 2004.

“Our strong financial results in both the fourth quarter and the year, including record annual revenues and operating income, demonstrate the growing need for teleradiology services in today’s marketplace,” said Dr. Paul Berger, chairman and chief executive officer. “We believe we are leading a significant transformation in the professional practice of radiology by combining proprietary workflow technology and outstanding U.S. board certified radiologists to create significant efficiencies in, and quality of, patient care. Combining this platform with the low growth in the number of U.S. radiologists and the high growth of the high-tech imaging market has allowed NightHawk to develop an extensive customer base and to build a service offering that is second to none in our industry. These factors have fueled our growth to date and will also be the driving force of our success in the upcoming year.”

Fourth Quarter Results

For the fourth quarter ended December 31, 2005, revenue increased 59% to $18.5 million compared with $11.6 million for the fourth quarter of 2004. This produced operating income of $5.2 million during the quarter compared to $2.7 million in the fourth quarter of 2004, an increase of 90%.

For the fourth quarter ended December 31, 2005 our adjusted net income was $3.1 million, or $0.13 per diluted share, a 53% increase over fourth quarter 2004 adjusted net income of $2.0 million, or $0.09 per diluted share. Our adjusted net income excludes the effects of the following non-cash items: the change in the fair value of the conversion feature in the company’s redeemable preferred stock, preferred stock accretion, preferred stock dividends and stock compensation (net of tax effect). Net loss under GAAP for the fourth quarter of 2005, which included an $11.6 million charge resulting from a change in the fair value of the conversion feature in the company’s redeemable preferred stock, was $9.1 million, or ($0.52) per share, compared with a GAAP net loss of $26 thousand, for the fourth quarter of 2004. A reconciliation of our adjusted net income to our GAAP net income is included in the tables attached to this press release and on our corporate website under the heading investor relations.

During the fourth quarter, cash flow from operations increased 163% to $6.1 million compared to $2.3 million in the fourth quarter of 2004.

Full-Year Results

For the year ended December 31, 2005, revenue increased 63% to $64.1 million compared with $39.3 million for the same period of 2004. This produced operating income of $17.3 million during the year compared to $11.7 million in the prior year, an increase of 48%.

For the year ended December 31, 2005, our adjusted net income was $12.3 million, or $0.51 per diluted share, representing a 50% increase over the prior year of $8.2 million, or $0.28 per diluted share. Our adjusted net income excludes the effects of the following non-cash items: the change in the fair value of the conversion feature in the company’s redeemable preferred stock, preferred stock accretion, preferred dividends and stock compensation (net of tax). Net loss under GAAP for the full-year 2005, which included a $39.7 million charge resulting from the change in the fair value of the conversion feature in the company’s redeemable preferred stock, was $36.5 million, or ($2.11) per share, compared with net income of $2.6 million, or $0.11 per share, in 2004. A reconciliation of our adjusted net income to our GAAP net income is included in the tables attached to this press release and on our corporate website under the heading investor relations.

Cash flow from operations in 2005 increased 20% to $12.3 million from $10.2 million in 2004.

Commenting on the company’s full-year results, Dr. Berger said, “2005 was a very strong year. We grew sales 63% year-over-year, added 166 new customers and increased our staff of highly qualified radiologists by 20. At the end of the year we were providing services to 463 customers serving 860 hospitals, which equates to approximately 15% of all hospitals in the U.S. We are providing a vital service that our customers need, and we’re doing it very efficiently with state-of-the-art technology. This translated into an excellent financial performance for the company in 2005.”

Change in Fair Value of Redeemable Preferred Stock

As described more fully in the company’s registration statement and prospectus filed with the Securities and Exchange Commission, NightHawk had entered into a stockholders agreement with the holders of its Series A preferred stock pursuant to which it had agreed to repurchase all or any portion of the shares of redeemable preferred stock. This feature, along with the conversion feature of the preferred stock, was considered an embedded derivative under SFAS No. 133. The company adjusted the carrying value of the embedded derivative to the estimated fair value and recognized the change in such estimated value in its consolidated statement of operations. The company has incurred charges for this expense up to the date of its IPO on February 9, 2006. These charges, along with preferred stock accretion and preferred dividends, are non-cash in nature and terminated upon the IPO.

Initial Public Offering

On February 9, 2006, the company completed an initial public offering of 5.8 million shares at a price of $16 per share. NightHawk received cash proceeds of approximately $86.3 million from the offering, a portion of which was used to repay outstanding debt and interest of $30.1 million. The remainder is available for general corporate purposes and to help fund the company’s growth strategy, which includes (1) the expansion of the company’s core service offerings, (2) the possible acquisitions of complementary businesses, and (3) the expansion of the company’s services to further support radiologists in their practices and improve the quality of care for their patients.

Outlook

Dr. Berger concluded, “We are delighted with our operational and financial success in 2005. Our goal is to continue to build upon our position as the leading U.S. off-hours emergency radiology services provider by growing beyond nighttime and weekend hours. Our operating model, customer base, and group of outstanding radiologists provide a strong foundation from which to extend the same efficiencies and quality of care to daytime services. In addition, as a result of our IPO in early February, we now have the resources to expand the scope of our service and support offerings in order to drive further revenue and earnings growth.”

Conference Call & Webcast

A conference call will be held today, Thursday, March 9, 2006 at 11:00 a.m. (ET). A live webcast of the conference call as well as a replay will be available online on the company’s corporate Web site at http://www.nighthawkrad.net. Participants can also access the call by dialing 800-257-1836 (within the United States and Canada), or 303-262-2194 (international callers). A replay of the call will be available approximately two hours after the call has ended and will be available until 11:59 p.m. (CT) on Thursday, March 23, 2006. To access the replay, dial 800-405-2236 (within the United States and Canada), or 303-590-3000 (international callers) and enter the conference ID number: 11055405.

About NightHawk

NightHawk, headquartered in Coeur d’Alene, Idaho, is a leading provider of nighttime and weekend emergency radiology services to radiology groups across the United States. Its team of highly-qualified, U.S. state-licensed and hospital-privileged radiologists use its proprietary workflow technology to provide radiology group customers in the United States radiological interpretations primarily from centralized reading facilities located in Sydney, Australia and Zurich, Switzerland.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s growth strategy, the expansion of its current service offerings, and the possibility of acquisitions of complementary businesses. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in the company’s prospectus filed with the Securities and Exchange Commission on February 9, 2006. Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Adjusted net income as described in this release and in the attached financial statement tables is not a measure of financial performance under generally accepted accounting principles (GAAP) and should not be considered a substitute for or superior to GAAP net income. Management believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core results and provides for consistency in financial reporting. We provide these non-GAAP financial measures because we believe they provide greater transparency with respect to supplemental information used by management in its financial and operational decision making. Specifically, these non-GAAP measures are provided to enhance investor’s overall understanding of our current financial performance and our future prospects. For reconciliation of adjusted net income to GAAP net income, please refer to the information included in the attached tables of this press release and on our corporate website under the heading investor relations.

Financial Statements to follow:

CONSOLIDATED BALANCE SHEETS

	December 31, 2004	December 31, 2005
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,813,861	$12,610,487
Trade accounts receivable, net	6,072,502	10,485,571
Deferred income taxes	—	19,839
Prepaids and other current assets	340,513	2,164,126

Total current assets	12,226,876	25,280,023
Property and equipment, net	3,042,598	5,079,280
Goodwill	954,788	1,335,788
Intangible assets, net	1,004,322	3,431,418
Other assets, net	33,746	409,253

Total	$17,262,330	$35,535,762

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$3,194,066	$5,502,977
Dividends declared	—	7,000,000
Accrued payroll and related benefits	1,844,179	2,366,430
Accrued interest payable	248,219	424,601
Acquisition consideration payable	500,000	—
Deferred income taxes	25,334	—
Long-term debt, due within one year	2,250,000	6,229,991

Total current liabilities	8,061,798	21,523,999
Long-term debt	9,750,000	17,773,438
Fair value of redeemable preferred stock conversion feature	5,527,777	45,256,250
Deferred income taxes	128,846	630,303

Total liabilities	23,468,421	85,183,990

Redeemable common stock	4,408,394	15,356,253
Redeemable convertible preferred stock	12,094,465	13,156,916
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock- 40,000,000 shares authorized; $.001 par value; 15,522,867 and 15,838,139 shares issued and outstanding at December 31, 2004 and December 31, 2005, respectively	15,523	15,838
Additional paid-in capital	2,916,406	9,434,351
Retained earnings (deficit)	(25,640,879)	(87,611,586)

Total stockholders’ equity (deficit)	(22,708,950)	(78,161,397)

Total	$17,262,330	$35,535,762

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Twelve months ended December 31,
	2004	2005	2004	2005
	(Unaudited)		(Unaudited)
Service revenue	$11,609,372	$18,473,941	$39,283,002	$64,061,528
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $687,714, $394,363, $1,544,781 and $916,170)	4,781,511	6,604,962	15,049,399	22,401,184
Sales, general, and administrative (includes non-cash compensation expense of $109,521, $97,955, $144,822 and $3,273,018)	3,908,919	6,193,385	11,991,386	22,988,027
Depreciation and amortization	207,229	521,159	528,126	1,350,536

Total operating costs and expenses	8,897,659	13,319,506	27,568,911	46,739,747

Operating income	2,711,713	5,154,435	11,714,091	17,321,781
Other income (expense):
Interest expense	(275,740)	(455,069)	(880,671)	(1,178,323)
Interest income	21,016	32,837	40,835	67,072
Other, net	23,100	9,668	(28,953)	(51,147)
Change in fair value of redeemable preferred stock conversion feature	(1,290,509)	(11,618,750)	(3,857,500)	(39,728,473)

Total other income (expense)	(1,522,133)	(12,031,314)	(4,726,289)	(40,890,871)

Income (loss) before income taxes	1,189,580	(6,876,879)	6,987,802	(23,569,090)
Income tax expense	957,226	1,961,282	3,662,563	6,391,302

Net income (loss)	232,354	(8,838,161)	3,325,239	(29,960,392)
Redeemable preferred stock accretion	(258,894)	(272,440)	(764,742)	(1,062,451)
Preferred dividends				(5,486,555)

Income (loss) applicable to common stockholders	$(26,540)	$(9,110,601)	$2,560,497	$(36,509,398)

Earnings (loss) per common share:
Basic and diluted	$(0.002)	$(0.52)	$0.11	$(2.11)
Weighted averages of common shares outstanding:
Basic and diluted	16,907,329	17,509,558	24,196,437	17,273,970

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME (LOSS)

	Twelve months ended
	December 31, 2004			December 31, 2005
	(unaudited)			(unaudited)
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$39,283,002		$39,283,002	$64,061,528		$64,061,528
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $1,544,781 and $916,170)	15,049,399	$(1,544,781)	13,504,618	22,401,184	$(916,170)	21,485,014
Sales, general, and administrative (includes non-cash compensation expense of $144,822 and $3,273,018)	11,991,386	(144,822)	11,846,564	22,988,027	(3,273,018)	19,715,009
Depreciation and amortization	528,126		528,126	1,350,536		1,350,536

Total operating costs and expenses	27,568,911	(1,689,603)	25,879,308	46,739,747	(4,189,188)	42,550,559

Operating income	11,714,091	1,689,603	13,403,694	17,321,781	4,189,188	21,510,969
Other income (expense):
Interest expense	(880,671)		(880,671)	(1,178,323)		(1,178,323)
Interest income	40,835		40,835	67,072		67,072
Other, net	(28,953)		(28,953)	(51,147)		(51,147)
Change in fair value of redeemable preferred stock conversion feature	(3,857,500)	3,857,500		(39,728,473)	39,728,473

Total other income (expense)	(4,726,289)	3,857,500	(868,789)	(40,890,871)	39,728,473	(1,162,398)

Income (loss) before income taxes	6,987,802	5,547,103	12,534,905	(23,569,090)	43,917,661	20,348,571
Income tax expense	3,662,563	658,945	4,321,508	6,391,302	1,633,783	8,025,085

Net income (loss)	3,325,239	4,888,158	8,213,397	(29,960,392)	42,283,878	12,323,486
Redeemable preferred stock accretion	(764,742)	764,742		(1,062,451)	1,062,451
Preferred dividends				(5,486,555)	5,486,555

Income (loss) applicable to common stockholders	$2,560,497	$5,652,900	$8,213,397	$(36,509,398)	$48,832,884	$12,323,486

Earnings (loss) per share:
Basic	$0.11		$0.34	$(2.11)		$0.71
Diluted	$0.11		$0.28	$(2.11)		$0.51
Weighted average shares outstanding:
Basic	24,196,437		24,196,437	17,273,970		17,273,970
Diluted	24,196,437		29,071,440	17,273,970		23,967,786

CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME (LOSS)

	Three months ended
	December 31, 2004			December 31, 2005
	(unaudited)			(unaudited)
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$11,609,372		$11,609,372	$18,473,941		$18,473,941
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $687,714 and $394,363)	4,781,511	$(687,714)	4,093,797	6,604,962	$(394,363)	6,210,599
Sales, general, and administrative (includes non-cash compensation expense of $109,521 and $97,955)	3,908,919	(109,521)	3,799,398	6,193,385	(97,955)	6,095,430
Depreciation and amortization	207,229		207,229	521,159		521,159

Total operating costs and expenses	8,897,659	(797,235)	8,100,424	13,319,506	(492,318)	12,827,188

Operating income	2,711,713	797,235	3,508,948	5,154,435	492,318	5,646,753
Other income (expense):
Interest expense	(275,740)		(275,740)	(455,069)		(455,069)
Interest income	21,016		21,016	32,837		32,837
Other, net	23,100		23,100	9,668		9,668
Change in fair value of redeemable preferred stock conversion feature	(1,290,509)	1,290,509		(11,618,750)	11,618,750

Total other income (expense)	(1,522,133)	1,290,509	(231,624)	(12,031,314)	11,618,750	(412,564)

Income (loss) before income taxes	1,189,580	2,087,744	3,277,324	(6,876,879)	12,111,068	5,234,189
Income tax expense	957,226	310,922	1,268,148	1,961,282	192,004	2,153,286

Net income (loss)	232,354	1,776,822	2,009,176	(8,838,161)	11,919,064	3,080,903
Redeemable preferred stock accretion	(258,894)	258,894		(272,440)	272,440

Income (loss) applicable to common stockholders	$(26,540)	$2,035,716	$2,009,176	$(9,110,601)	$12,191,504	$3,080,903

Earnings (loss) per share:
Basic	$(0.00)		$0.12	$(0.52)		$0.18
Diluted	$(0.00)		$0.09	$(0.52)		$0.13
Weighted average shares outstanding:
Basic	16,907,329		16,907,329	17,509,558		17,509,558
Diluted	16,907,329		23,407,332	17,509,558		24,415,664